SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-32949	88-0471759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code –	(617) 349-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)   On December 8, 2006, Georg Nebgen was elected a Class I Director of Javelin Pharmaceuticals, Inc. (the “Company” or “we”) by the Company’s Board of Directors to fill a vacancy. Effective as of December 8, 2006, Peter M. Kash voluntarily resigned as a Class I Director. The Company’s Corporate Governance and Nominating Committee had recommended Mr. Nebgen to fill the vacancy.

Mr. Nebgen is a managing member of NGN Capital, LLC, the indirect general partner of NGN Biomed Opportunity I, L.P. and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG (collectively, “NGN Capital”). NGN Capital participated in the placement of our securities under the Securities Purchase Agreement, dated as of November 3, 2005 (the “Purchase Agreement”), among the Company, NGN Capital and the other purchasers thereunder. The Purchase Agreement granted non-voting board observer rights to NGN Capital and two other purchasers with respect to meetings of our Board of Directors and committees thereof. Mr. Nebgen had acted as the designee of NGN Capital in attending Board meetings as an observer. NGN Capital holds this observer right so long as (i) no designee of any of the parties holding observer rights then has a designee serving as a director of the Company and (ii) NGN Capital continues to hold any of the securities it had purchased under the Purchase Agreement.

In accordance with our 2005 Omnibus Stock Incentive Plan, non-employee directors receive an initial grant of options to purchase 50,000 shares of our Common Stock upon joining the Board. As of December 8, Mr. Nebgen was granted the initial option for 50,000 shares, vesting after one year, and exercisable at a price of $4.19 per share, the fair market value on the date of grant.

Mr. Nebgen is not related to nor has any relationship with any existing member of our Board of Directors or executive officers.

Upon his resignation as director, we retained Mr. Kash as a paid consultant for a period of twelve months to provide financial and related advisory services. Mr. Kash agreed that while serving as a consultant to us, neither he nor his company will compete with our current or any new pain products.

A copy of the press release announcing the election of Mr. Nebgen to the Board and the resignation of Mr. Kash is attached as an exhibit to this Report.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

99.1    Press release of Javelin Pharmaceuticals, dated December 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
Date: December 13, 2006	By:	/s/ Daniel B. Carr, M.D.
Daniel B. Carr, M.D.
Chief Executive Officer